UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2007

Inovio Biomedical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Inovio Biomedical Corporation (the “registrant”) has filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission a registration statement of Form S-3 (File No. 333-134084), including a base prospectus dated May 25, 2006, registering up to $75,000,000 of equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which registrant has filed or will file in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

On August 6, 2007, registrant filed prospectus supplement no. 5 to the base prospectus relating to its offering (the “August 2007 Offering”) of up to 230,000 shares of registrant’s common stock, warrants to purchase up to 150,000 shares of registrant’s common stock at an exercise price of $3.00 per share, and up to 150,000 shares of registrant’s common stock issuable upon the exercise of such warrants to a professional advisor to companies in the health care industry in consideration and satisfaction of registrant’s obligation to pay the advisor a non-refundable retainer in relation to an advisory agreement between the parties executed August 3, 2007.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

The registrant is filing the following exhibits as part of this Current Report on Form 8-K in connection with the August 2007 Offering described in Item 8.01 above.

4.1	Letter Agreement dated August 3, 2007 between Registrant and Asia Life Sciences Venture Consulting Inc.
4.2	Form of Warrant to Purchase Common Stock.
5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.
23.1	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer